UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 11, 2005
Date of Report (Date of earliest event reported)

Commission	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
File Number	Address of Principal Executive Offices; and Telephone Number	Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street—37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 10 South Dearborn Street – 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-4321	36-0938600

1-1401	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.
Item 8.01. Other Events.
As previously announced, on December 20, 2004, Exelon Corporation (“Exelon”) and Public Service Enterprise Group Incorporated (“PSEG”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which PSEG will merge with and into Exelon with Exelon continuing as the surviving corporation (the “Merger”). There are a number of regulatory approvals or other regulatory actions required to consummate the Merger, including those described in previous Reports on Form 8-K.
On August 11, 2005, the administrative law judge in the proceeding before the Pennsylvania Public Utilities Commission (PAPUC) issued a third prehearing order establishing a modified timetable for the regulatory approval process in Pennsylvania. The modified timetable provides for the administrative law judge to issue an initial decision by mid-December 2005. Thereafter, a decision of the full PAPUC can be expected in January 2006.
On August 11, 2005, the administrative law judge in the proceeding before the New Jersey Board of Public Utilities (NJBPU) amended a prior prehearing order to modify the timetable for the regulatory approval process in New Jersey. The order provides for the administrative law judge to issue an initial decision by March 30, 2006. Thereafter, pursuant to the provisions of the New Jersey Administrative Procedure Act, a decision of the full NJBPU could reasonably be expected by approximately May 15, 2006.
The procedural schedules for both the PAPUC and NJBPU proceedings include opportunities for settlement discussions among the parties during the course of the proceeding. Exelon and PSEG will endeavor to settle differences of opinion among the administrative litigants during the course of the proceedings if they are able to do so on satisfactory terms. Any such settlements could allow for earlier approval of the Merger. If settlements are not reached, the companies expect that, assuming all other conditions to completion of the Merger are satisfied, the closing of the Merger will occur during the second quarter of 2006.
Although Exelon and PSEG believe that the expectations as to timing for the closing of the Merger described above are reasonable, no assurances can be given as to the timing of the receipt of any required regulatory approvals or that all required approvals will be received.
* * * * *
This Current Report on Form 8-K is being filed separately by Exelon, Commonwealth Edison Company (“ComEd”), PECO Energy Company (“PECO”) and Exelon Generation Company, LLC (“Generation”) (collectively, the “Exelon Registrants”). Information contained herein relating to any individual Exelon Registrant has been filed by such registrant on its own behalf. No individual Exelon Registrant makes any representation as to information relating to any other Exelon Registrant.
Forward-Looking Statements
Certain of the matters discussed in this Report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2004 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Outlook and the Challenges in Managing the Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 15, PECO—Note 14 and Generation—Note 16 and (2) Exelon’s Current Report on Form 8-K filed on May 13, 2005 in (a) Exhibit 99.2 Management’s Discussion and Analysis of Financial Condition and Results of Operations – Exelon – Business Outlook and the Challenges in Managing the Business and (b) Exhibit 99.3 Financial Statements and Supplementary Data – Exelon Corporation and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Registrants). A discussion of risks associated with the proposed merger of Exelon and Public Service Enterprise Group, Incorporated (PSEG) is included in the joint proxy statement/prospectus that Exelon filed with the Securities and Exchange Commission pursuant to SEC Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION COMMONWEALTH EDISON COMPANY PECO ENERGY COMPANY EXELON GENERATION COMPANY, LLC
/s/ J. Barry Mitchell
J. Barry Mitchell
Senior Vice President, Chief Financial Officer and Treasurer Exelon Corporation

August 15, 2005